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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                                Intellicall, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                           [INTELLICALL LETTERHEAD]
                               DECEMBER 5, 2000


To the Stockholders of
Intellicall, Inc.


Dear Stockholders:


        I am writing to inform you that we are delaying our annual meeting for the year 2000 until we have finalized our preliminary proxy statement filed with the Securities and Exchange Commission on October 18, 2000. This year our board of directors will ask our stockholders to vote not only on the election of directors and amendments to our 1991 Stock Option Plan, but will also ask stockholders to vote on several non-routine matters. Currently, those matters include the issuance of common stock and options in connection with a proposed merger between Wireless WebConnect!, Inc. and a subsidiary of Intellicall, which was announced to the public on August 30, 2000. Additionally, if the issuance of common stock and options with regard to the merger is approved, stockholders will be asked to vote on changing Intellicall's name to Wireless WebConnect!, Inc. Finally, stockholders will be asked to vote on amending Intellicall's certificate of incorporation to increase the shares of common stock authorized for issuance.

        The specific date of the annual meeting has not been determined. At this time we estimate the annual meeting will be held sometime during January 2001. Although we could hold a separate annual meeting earlier to vote on the election of directors and amendments to the 1991 Stock Option Plan, we have determined that it is in the best interests of Intellicall to hold one meeting thereby saving the expense of holding two meetings within a relatively short period of time.

        Stockholders may submit proposals on matters appropriate for stockholder action at our annual meeting consistent with Rule 14a-8 promulgated under the Exchange Act. Any proposal that a stockholder intends to present at the upcoming annual meeting, which is currently anticipated to take place in January 2001, should be received by us at our principal executive office no later than December 5, 2000 in order to be included in the proxy materials for that meeting.

        This letter is not a solicitation of proxies. As soon as the definitive proxy statement has been filed with the Securities and Exchange Commission, we will mail a copy of the definitive proxy statement and an annual report on Form 10-K/A to all stockholders of Intellicall of record as of November 6, 2000 or such other record date as

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may be established for the annual meeting.  You should read the definitive proxy statement when it is available because it will contain important information.


                                        Sincerely,



                                        John J. McDonald, Jr.
                                        President and Chief Executive Officer



                                     LEGEND

        INTELLICALL AND ITS OFFICERS AND DIRECTORS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM INTELLICALL'S STOCKHOLDERS WITH RESPECT TO THE MERGER AND RELATED TRANSACTIONS. INFORMATION REGARDING THE IDENTITY OF THE PERSONS WHO MAY, UNDER SEC RULES, BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF STOCKHOLDERS OF INTELLICALL IN CONNECTION WITH THE PROPOSED MERGER, AND THEIR INTERESTS IN THE SOLICITATION, ARE SET FORTH IN A SCHEDULE 14A FILED ON OCTOBER 18, 2000 WITH THE SEC. INTELLICALL WILL BE FILING A PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED TRANSACTION WITH THE SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. INVESTORS MAY OBTAIN THE DOCUMENTS FREE OF CHARGE AT THE SEC'S WEBSITE (www.sec.gov). IN ADDITION, DOCUMENTS FILED WITH THE SEC BY INTELLICALL MAY BE OBTAINED FREE OF CHARGE BY CONTACTING INTELLICALL, INC., 2155 CHENAULT, SUITE 410, CARROLLTON, TEXAS 75006 (972) 416-0022. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.